EXHIBIT 99.1

Radyne Reports Record Bookings, 14 Cents EPS

PHOENIX, July 30, 2007 (PRIME NEWSWIRE) -- Radyne Corporation (Nasdaq:RADN) today reported a new company record for quarterly bookings of $40.9 million, a 20% increase compared to consolidated bookings of $34.1 million for the second quarter of 2006. The previous record was $36.3 million during the third quarter of 2005.

Sales and earnings per diluted share (EPS) for the second quarter were $34.3 million and $0.14 respectively. Comparable figures for 2006 were $34.6 million and $0.17 per share.

Bookings consisted of $23.3 million in new firm orders to Radyne's Xicom amplifier segment and $17.7 million to the company's satellite and broadcast electronics segment. Orders included previously announced business in both segments with two US-based direct to home (DTH) satellite providers. In addition to previously announced orders for the US Air Force's GMT program, Xicom received a further commitment for an additional $3.1 million for amplifiers for delivery in late 2007 and early 2008. Consolidated backlog at the end of the second quarter stood at $37.7 million compared to $33.2 million at June 30, 2006.

Sales, margins and earnings for the second quarter were impacted by the deferral of $455,000 of revenue which will be recognized in future periods. This amount reflects the relative fair value of extended warranties sold during the period. Reported earnings included equity compensation expense of $590,000 during the second quarter of 2007 and $565,000 during the second quarter of 2006 which had the effect of reducing EPS by $0.02 in both quarters.

For the first half of 2007, Radyne reported sales of $64.0 million with earnings of $0.24 per diluted share compared to $65.8 million and $0.30 for the equivalent period of 2006.

"We are gratified by the increasing strength of our sales funnel," commented Myron Wagner, CEO. "All segments of our business reported increased bookings and sales during the quarter which coupled with typical seasonal strength, new Xicom and Tiernan products and recent enhancements to our sales force, give Radyne momentum to achieving its targets for the second half of the year."

At the end of the second quarter, Radyne's cash balance was $33.3 million from $27.5 million at the end of 2006. The Company's consolidated accounts receivable declined to $24.7 million compared to $27.8 million at the beginning of the year. Consolidated inventory was $24.5 million compared to $21.1 million at the end of 2006.

Radyne recently announced that it has entered into a definitive agreement to acquire AeroAstro, Inc of Ashburn, VA for $18.5 million in cash, stock and the assumption of debt. AeroAstro designs and builds small and microsatellites and related technologies, AeroAstro's experience spans a range of capabilities - from ultra-low-cost R&D programs using commercial components, to high-reliability programs using space-qualified components. In addition to spacecraft equipment, AeroAstro developed and operates the Sensor Enabled Notification System (SENS), which provides cost effective satellite based low data rate communications and asset tracking throughout the United States, North America, Europe, Australia, the Middle East, Asia, and South America. Radyne expects the deal to close within the next few days.

Radyne will be holding a conference call today, Monday, July 30, 2007 at 4:30 p.m. EDT to discuss its second quarter 2007 financial results and operational highlights. The call is open to the public. The domestic dial in number is 1-877-502-9272 (U.S./Canada) and the international dial in number is 913-981-5581. The conference will also be accessible via webcast at http://investors.radn.com.

About Radyne Corporation

Radyne Corporation designs, manufactures, sells, integrates and installs products, systems and software used for the transmission and reception of data and video over satellite, troposcatter, microwave and cable communication networks. The Company, through its Tiernan subsidiary, is a supplier of HDTV and SDTV encoding and transmission equipment. The Xicom Technology subsidiary is a producer of high power amplifiers for communications applications. Radyne is headquartered in Phoenix, Arizona, has manufacturing facilities in Phoenix, San Diego, and Santa Clara California, and sales offices in Singapore, Beijing, Jakarta and the United Kingdom. The Company also has sales and/or service centers in Sao Paulo, Bangalore, Shanghai and Moscow. For more information, visit our web site at www.radn.com.

Safe Harbor Paragraph for Forward-Looking Statements

This press release includes statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act") and Radyne Corporation claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results, performance or achievements of Radyne Corporation and its subsidiaries to be materially different from those expressed or implied by such forward-looking statements. These forward-looking statements are often characterized by the terms "may," "believes," "projects," "expects," "intends" or "anticipates," and do not reflect historical facts. Specific forward-looking statements contained in this press release include expectations for future revenues, orders and backlog, cash flow and earnings per share and indications that the Company will benefit from strong market demand for its new products. There is no assurance that our businesses will continue to grow or that new product and market initiatives will meet sales expectations in the future. We cannot guarantee that the Company will continue to generate cash and asset fluctuations may be seasonal in nature and not an indication of future results. There can be no assurance that the indicators that the Company relies on to gauge future business prospects, such as backlog and bookings, will accurately forecast future results.

Factors that may affect forward-looking statements and the Company's business generally include but are not limited to the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical raw materials, excess or shortage of production capacity, and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.

Forward-looking statements speak only as of the date the statement was made. Radyne Corporation does not undertake and specifically declines any obligation to update any forward-looking statements. In addition, the Company does not endorse any projections regarding future performance that may be made by third parties.

                      Radyne Corporation
             Condensed Consolidated Balance Sheets
               (in thousands, except share data)
                          Unaudited

                                       June 30,           December 31,
                                         2007                 2006
                                      ---------             ---------
          Assets
 Current assets:
   Cash and cash equivalents           $ 33,269              $ 27,540
   Accounts receivable - trade,
    net of allowance for doubtful
    accounts of $436 and $266,
    respectively                         24,697                27,828
   Inventories                           24,500                21,106
   Deferred tax assets                    3,537                 2,593
   Prepaid expenses and other assets        820                 1,196
                                      ---------             ---------
     Total current assets                86,823                80,263

 Goodwill                                29,950                29,950
 Intangibles                              4,998                 5,567
 Deferred tax assets, net                    13                   190
 Property and equipment, net              3,630                 3,822
 Other assets                               243                   212
                                      ---------             ---------
     Total Assets                      $125,657              $120,004
                                      =========             =========

     Liabilities and Stockholders' Equity
 Current liabilities:
   Accounts payable                    $  6,874              $  5,959
   Accrued expenses                       8,039                 9,994
   Customer advance payments                594                 1,057
   Income taxes payable                   1,523                   981
                                      ---------             ---------
      Total current liabilities          17,030                17,991

 Deferred rent and other                    124                   148
      Total liabilities                  17,154                18,139
                                      ---------             ---------

 Stockholders' equity:
   Common stock; $.001 par
    value - authorized, 50,000,000
    shares; issued and outstanding,
    18,473,722 shares and
    18,351,576 shares, respectively          18                    18
   Additional paid-in capital            77,053                75,500
   Retained earnings                     31,394                26,315
   Other comprehensive income                38                    32
                                      ---------             ---------
      Total stockholders' equity        108,503               101,865
                                      ---------             ---------
     Total Liabilities and
      Stockholders' Equity             $125,657              $120,004
                                      =========             =========

                          Radyne Corporation
              Condensed Consolidated Statements of Operations
                 (in thousands, except per share data)
                             Unaudited

                           Three Months Ended      Six Months Ended
                                June 30,               June 30,
                         ---------------------   ---------------------
                           2007         2006       2007         2006
                         -------      -------    -------      -------
 Net sales               $34,317      $34,633    $63,967      $65,826
 Cost of sales            20,519       20,203     38,038       38,506
                         -------      -------    -------      -------
   Gross profit           13,798       14,430     25,929       27,320

 Operating expenses:
  Selling, general
   and administrative      7,069        7,044     13,624       13,573
  Research and
   development             3,004        2,617      5,870        5,340
                         -------      -------    -------      -------
   Total operating
    expenses              10,073        9,661     19,494       18,913
                         -------      -------    -------      -------
 Earnings from
  operations               3,725        4,769      6,435        8,407

 Other (income)
  expense:
  Interest expense             6           68         10          146
  Interest and
   other income             (480)        (235)      (884)        (452)
                         -------      -------    -------      -------

 Earnings before
  income taxes             4,199        4,936      7,309        8,713
  Income tax expense       1,550        1,781      2,743        3,162
                         -------      -------    -------      -------
 Net earnings            $ 2,649      $ 3,155    $ 4,566      $ 5,551
                         =======      =======    =======      =======

 Earnings per share:
   Basic                 $  0.14      $  0.18    $  0.25      $  0.31
                         =======      =======    =======      =======
   Diluted               $  0.14      $  0.17    $  0.24      $  0.30
                         =======      =======    =======      =======

 Weighted average
  number of common
  shares outstanding:

   Basic                  18,400       18,012     18,385       17,786
                         =======      =======    =======      =======
   Diluted                18,815       18,800     18,832       18,674
                         =======      =======    =======      =======

                           Radyne Corporation
              Condensed Consolidated Statements of Cash Flows
                            (in thousands)
                              Unaudited

                                             Six Months Ended June 30,
                                            --------------------------
                                                  2007          2006
                                               ---------     ---------

 Cash flows from operating
  activities:
 Net earnings                                   $ 4,566       $ 5,551
 Adjustments to reconcile
  net earnings to net cash
  provided by operating activities:
   Gain on disposal of property
    and equipment                                   (71)         (203)
   Provision for bad debt                            90           152
   Deferred income taxes                           (544)          335
   Depreciation and
    amortization                                  1,789         1,758
   Tax benefit from stock plan
    dispositions                                     51         1,199
   Amortization of stock
    compensation                                    589         1,128
 Increase (decrease) in cash
  resulting from changes in:
   Accounts receivable                            3,042        (2,136)
   Cost in excess of billings                        --          (218)
   Inventories                                   (3,394)       (3,598)
   Income tax receivable                             --        (1,021)
   Prepaids and other assets                        345           194
   Accounts payable                                 915           (83)
   Accrued expenses                              (1,979)         (188)
   Income taxes payable                             814          (609)
   Customer advance payments                       (463)         (704)
   Accrued stock option compensation                 --           (40)
                                               ---------     ---------
    Net cash provided by
     operating activities                         5,750         1,517
                                               ---------     ---------
 Cash flows from investing
  activities:
   Acquisition of Xicom, net
    of cash acquired                                 --          (104)
   Capital expenditures                          (1,057)         (913)
   Proceeds from sales of property
    and equipment                                   101           298
                                               ---------     ---------
    Net cash used in
     investing activities                          (956)         (719)
                                               ---------     ---------
 Cash flows from financing activities:
   Payment of notes payable                          --          (500)
   Exercise of stock options                        292         5,875
   Net proceeds from sales of
    common stock to employees                       595           610
   Tax benefit from stock
    plan dispositions                                43         1,172
                                               ---------     ---------
    Net cash provided by
     financing activities                           930         7,157
                                               ---------     ---------
 Effects of exchange rate changes
  on cash and cash equivalents                        5             3
                                               ---------     ---------
 Net increase in cash and cash equivalents        5,729         7,958
                                               ---------     ---------
 Cash and cash equivalents,
  beginning of year                              27,540        16,928
                                               ---------     ---------
 Cash and cash equivalents,
  end of quarter                                $33,269       $24,886
                                               =========     =========

 Supplemental disclosures of cash
  flow information:
   Cash paid for interest                       $    10       $   151
                                               =========     =========
   Cash paid for taxes                          $ 2,377       $ 2,085
                                               =========     =========

 Supplemental disclosures of
  non-cash flow information:
   Adjustments for Xicom acquisition
    accounting                                  $    --       $   488
                                               =========     =========
   Deferred tax asset change due to
    adoption of FIN 48                          $  (514)      $    --
                                               =========     =========

                         Radyne Corporation
                         Segment Reporting
                             Unaudited

                     Three months ended June 30, 2006
                               (in thousands)
                      Satellite
                    electronics and
                       broadcast
                       equipment   Amplifiers  Corporate       Total
                    --------------------------------------------------
 Net sales            $ 18,487     $ 16,146    $     --      $ 34,633
 Operating
  income (expense)       6,989        1,700      (3,920)        4,769
                    ==================================================
 Depreciation
  and amortization    $    260     $    604    $     --      $    864
                    ==================================================

                     Three months ended June 30, 2007
                               (in thousands)
                      Satellite
                    electronics and
                       broadcast
                       equipment   Amplifiers  Corporate       Total
                    --------------------------------------------------
 Net sales            $ 17,072     $ 17,245    $     --     $ 34,317
 Operating
  income (expense)       3,741        1,703      (1,719)       3,725
                    ==================================================
 Depreciation
  and amortization    $    261     $    634    $     --     $    895
                    ==================================================

                      Six months ended June 30, 2006
                               (in thousands)
                      Satellite
                    electronics and
                       broadcast
                       equipment   Amplifiers  Corporate       Total
                    --------------------------------------------------
 Net sales            $ 34,792     $ 31,034    $     --      $ 65,826
 Operating
  income (expense)      13,169        3,112      (7,874)        8,407
                    ==================================================
 Depreciation
  and amortization    $    525     $  1,233    $     --      $  1,758
                    ==================================================
 Total assets         $ 52,849     $ 61,046    $     --      $113,895
                    ==================================================

                      Six months ended June 30, 2007
                               (in thousands)
                      Satellite
                    electronics and
                       broadcast
                       equipment   Amplifiers  Corporate       Total
                    --------------------------------------------------
 Net sales           $  31,098     $ 32,869    $     --      $ 63,967
 Operating
  income (expense)       6,123        3,721      (3,410)        6,435
                    ==================================================
 Depreciation
  and amortization   $     529     $  1,260    $     --      $  1,789
                    ==================================================
 Total assets        $  62,216     $ 63,441    $     --      $125,657
                    ==================================================

RADN-PR

CONTACT: Radyne Corporation
         Malcolm Persen, Chief Financial Officer
         602.437.9620